Exhibit 10.16

PARTNERS BANCORP

2021 INCENTIVE STOCK PLAN

ARTICLE I
Establishment, Purpose, and Duration

1.1       Establishment of the Plan.

(a)       Partners Bancorp, a Maryland corporation, hereby establishes the Partners Bancorp 2021 Incentive Stock Plan. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards and Performance Units to Key Employees of the Company or its Subsidiaries and the grant of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards and Performance Units to Non-Employee Directors of the Company or its Subsidiaries.

(b)       The Plan was adopted by the Board of Directors of the Company on January 27, 2021 and shall become effective on May 19, 2021 (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders.

1.2       Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Employees and Non-Employee Directors that will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk management practices. The Plan is designed to provide flexibility to the Company, including its Subsidiaries, in its ability to attract, retain the services of, and motivate Key Employees and Non-Employee Directors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3       Duration of the Plan. The terms of the Plan shall become effective on the Effective Date, as described in Section 1.1(b). No Award may be granted under the Plan after May 18, 2031. Awards outstanding on such date shall remain valid in accordance with their terms. The Board shall have the right to terminate the Plan at any time pursuant to Article XVI.

ARTICLE II
Definitions

2.1               Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a)                “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

(b)                “Agreement” means a written agreement or other instrument or document, which may be in electronic format, implementing the grant of an Award and setting forth the specific terms of an Award, and which is signed or acknowledged (including a signature or acknowledgment in electronic format) by an authorized officer or director of the Company and by the Participant, except that no signature or acknowledgment will be required from the Participant in the case of a Stock Award with no vesting conditions. The Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chairman of the Committee, Chairman of the Board, and such other directors or officers of the Company as shall be designated by the Committee are hereby authorized to execute or acknowledge Agreements on behalf of the Company (including a signature or acknowledgment in electronic format) and to cause Agreements to be delivered to each Participant (including delivery in electronic format).

(c)                “Award” means, individually or collectively, a grant under the Plan of an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Award, or Performance Unit.

(d)                “Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under the Plan.

(e)                “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f)                 “Beneficiary” means the person designated by a Participant pursuant to Section 17.12.

(g)                “Board” or “Board of Directors” means the Board of Directors of the Company, unless such term is used with respect to a Subsidiary, in which case it shall mean the Board of Directors of that Subsidiary.

(h)                “Change of Control” shall be deemed to have occurred if the conditions in any one of the following three paragraphs have been satisfied:

(i)                 The consummation, after the Effective Date, of a transaction or series of transactions within any twelve-month period that result in any Person (other than the Company or any then current subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any then current subsidiary), together with all Affiliates and Associates of such Person, being the Beneficial Owner, directly or indirectly, of securities of the Company representing 40% or more of the total combined voting power of all classes of the Company’s then outstanding securities;

(ii)                The consummation, after the Effective Date, of any of the following transactions: (A) the Company consolidates with, or merges with, any other Person and the Company is not the continuing or surviving corporation, (B) any Person consolidates with or merges with the Company, and the Company is the continuing or surviving corporation and, in connection therewith, all or part of the outstanding common stock of the Company shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company is a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (D) the Company sells or otherwise transfers 50% or more of the consolidated assets of the Company and its subsidiaries to any Person or Persons, or any Person or Persons acquire 50% or more of the consolidated assets of the Company and its subsidiaries; provided, in the case of (A), (B) and (C), however, if the Company shall become a subsidiary of a corporation or other organization or shall be merged or consolidated into another corporation or organization, and a majority of the outstanding voting shares of the parent or surviving corporation are owned immediately after such acquisition, merger, or consolidation by the owners of a majority of the voting shares of the Company immediately before such acquisition, merger, or consolidation, in substantially the same proportion as their ownership of such voting shares immediately prior to such acquisition, merger or consolidation, then no Change of Control shall be deemed to have occurred; or

(iii)              If, within any twelve-month period (beginning on or after the Effective Date) the persons who were the Company’s directors immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director.

(i)                  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(j)                  “Committee” means the committee of the Board appointed by the Company to administer the Plan pursuant to Article III, which shall be the Compensation Committee of the Board of Directors of the Company unless a subcommittee is required as provided below or unless the Board of Directors of the Company determines otherwise. All members of the Committee shall be “independent directors” under applicable stock exchange listing standards, or, if the Stock is not then listed or reported on a national securities exchange or system, under the applicable independence standard selected by the Company’s Board. For actions which require that all of the members of the Committee constitute “non-employee directors” as defined in Rule 16b-3, or any similar or successor rule, the Committee shall consist of a subcommittee of at least two members of the Compensation Committee meeting such qualifications. In the event the Board of Directors of the Company exercises the authority of the Committee in connection with the Plan or an Award as contemplated by Section 3.1(a), the term “Committee” shall refer to the Board of Directors of the Company in connection with the Plan or with regard to that Award.

(k)                “Company” means Partners Bancorp, or any successor thereto as provided in Section 17.2.

(l)                 “Disability” or “Disabled” means with respect to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(m)              “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any regulations promulgated thereunder.

(n)                “Fair Market Value” of a Share means the closing market price (that is, the price at which last sold on the principal U.S. market or quotation system) of the Stock on the relevant date if it is a trading date or, if not, on the most recent date on which the Stock was traded prior to such date, as reported by the exchange for the principal U.S. market or principal quotation system on which the Stock is traded; or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(o)                “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(p)                “Key Employee” means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(q)                “Non-Employee Director” means an individual who is a member of the Board of the Company or a Subsidiary or a member of an advisory board of the Company or a Subsidiary and, in either case, who is not an employee of the Company or any Subsidiary.

(r)                 “Non-Qualified Stock Option” means an option to purchase Stock, granted under Article VI, which is not intended to be an Incentive Stock Option and is so designated.

(s)                 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(t)                 “Participant” means a Key Employee or Non-Employee Director who has been granted an Award under the Plan and whose Award remains outstanding.

(u)                “Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal(s) applicable thereto. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement.

(v)                “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award that a Participant is entitled to exercise, receive or retain. For purposes of the Plan, a Performance Goal may be particular to a Participant and may include, but is not limited to, any one or more of the following performance criteria, either individually, alternatively, or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually, or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award: (i) Stock value or increases therein, (ii) earnings per share or earnings per share growth, (iii) net earnings, (iv) total shareholder return, (v) operating revenue, (vi) tangible book value or tangible book value growth, tangible book value per share or growth in tangible book value per share, (vii) fully diluted earnings per share after extraordinary events, (viii) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating earnings and/or operating earnings growth, (ix) profits or profit growth (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures), (x) operating cash flow, (xi) operating or other expenses or growth thereof, (xii) operating efficiency, (xiii) return on equity, (xiv) return on tangible equity or return on tangible common equity, (xv) return on assets, capital or investment, (xvi) sales or revenues or growth thereof, (xvii) deposits, loan and/or equity levels or growth thereof, (xviii) working capital targets, (xix) assets under management or growth thereof, (xx) cost control measures, (xxi) regulatory compliance, (xxii) gross, operating or other margins, (xxiii) efficiency ratio (as generally recognized and used for bank financial reporting and analysis), (xiv) interest income, (xxv) net interest income, (xxvi) net interest margin, (xxvii) non-interest income, (xxviii) non-interest expense, (xxix) credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), (xxx) percentage of non-accrual loans to total loans or net charge-off ratio, (xxxi) provision expense, (xxxii) productivity, (xxxiii) customer satisfaction, (xxxiv) satisfactory internal or external audits, (xxxv) improvement of financial ratings, (xxxvi) achievement of balance sheet or income statement objectives, (xxxvii) quality measures, (xxxviii) regulatory exam results, (xxxix) achievement of risk management objectives, (xl) achievement of strategic performance objectives, (xli) achievement of merger or acquisition objectives, (xlii) implementation, management or completion of critical projects or processes, or (xliii) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, an event or series of events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results).

Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.

The Committee shall determine the Performance Period during which a Performance Goal must be met, and attainment of Performance Goals shall be subject to certification by the Committee. Except to the extent limited in the Agreement, the Committee may, in its discretion, adjust the compensation or economic benefit due upon attainment of Performance Goals and adjust the Performance Goals themselves and/or the length of the Performance Period in which one or more Performance Goals must be achieved.

(w)              “Performance Period” means the period during which a Performance Goal must be met in connection with a Performance-Based Compensation Award. Such period shall be set by the Committee.

(x)                “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Article XI, valued by reference to the Fair Market Value of Stock or valued as a fixed dollar amount, and subject to achievement or satisfaction of one or more Performance Goals. Performance Units are payable in cash, Stock or a combination thereof. Even to the extent a Performance Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Performance Unit Award does not constitute receipt of the underlying Shares.

(y)                “Period of Restriction” means the period during which Shares of Restricted Stock are subject to a substantial risk of forfeiture and/or subject to limitations on transfer, pursuant to Article VIII, or the period during which Restricted Stock Units are subject to vesting requirements, pursuant to Article IX. The relevant restriction may lapse based on a period of time or after meeting performance criteria specified by the Committee, or both. The Period of Restriction shall be set by the Committee.

(z)                “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as described in Section 13(d) thereof.

(aa)             “Plan” means the Partners Bancorp 2021 Incentive Stock Plan, as described herein and as amended from time to time, or any successor plan.

(bb)            “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VIII, which is subject to a substantial risk of forfeiture and/or subject to limitations on transfer until the designated conditions for the lapse of such restrictions are satisfied.

(cc)             “Restricted Stock Unit” means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article IX and valued by reference to the Fair Market Value of a Share, subject to vesting requirements. Restricted Stock Units are payable in cash, Stock or a combination thereof. Even to the extent a Restricted Stock Unit is denoted by reference to a number of Shares of Stock and is payable in Stock, receipt of a Restricted Stock Unit Award does not constitute receipt of the underlying Shares.

(dd)            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, including any corresponding subsequent rule or any amendments enacted after the Effective Date.

(ee)             “Securities Act” means the Securities Act of 1933, as amended from time to time, and any regulations promulgated thereunder.

(ff)               “Stock” or “Shares” means the common stock of the Company.

(gg)            “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII, and payable in cash, Stock or a combination thereof.

(hh)            “Stock Award” means an award of Stock granted to a Participant pursuant to Article X.

(ii)               “10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Section 424(d) of the Code.

(jj)               “Subsidiary” means, in the case of ISOs, any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (including any entity which becomes a Subsidiary after the adoption of the Plan by the Board) and, in the case of awards other than ISOs, any subsidiary corporation, partnership, limited liability company, joint venture or other trade or business which is considered to be a single employer together with the Company under Section 414(b) or (c) of the Code (substituting “at least 50%” for “at least 80%” in determining ownership or control therein).

ARTICLE III
Administration

3.1       The Committee.

(a)       The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “non-employee directors” as that term is defined in Rule 16b-3, or by the Board. In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable listing standards of any national securities exchange or system on which the Stock is then listed or reported or other independence standard selected by the Company’s Board if the Stock is not then listed or reported and/or was not a “non-employee director” as defined in Rule 16b-3, as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Any authority granted to the Committee may also be exercised by the full Board.

(b)       The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made, exercised, paid and distributed; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan, including the ability to resolve any ambiguities and define any terms; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the end of the Performance Period or the termination of any Period of Restriction or other restrictions imposed under the Plan to the extent permitted by Section 409A of the Code; (vi) to change any Performance Goal; (vii) to determine to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment or service or continuous employment or service; and (viii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan in its discretion. The interpretation and construction of any provisions of the Plan or an Agreement by the Committee shall be final, conclusive, and binding. In the event of a conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(c)       The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d)       The Committee, in its discretion, may delegate to any of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Company all or part of the Committee’s authority and duties with respect to Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may establish the maximum number of shares that can be granted by such officer and may establish guidelines for such officer’s authority and discretion. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegee or delegees that were consistent with the terms of the Plan.

3.1               Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees and Non-Employee Directors as may be selected by it to be Participants.

3.2               Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be made in its discretion and shall be final, conclusive, and binding.

3.3               Requirements of Rule 16b-3. Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3 (or any successor or similar rule). Notwithstanding any provision of the Plan to the contrary, and except to the extent that the Committee determines otherwise, at any time the Company is subject to the Exchange Act: (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act shall comply with any applicable conditions of Rule 16b-3; and (ii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

3.4               Indemnification of the Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV
Stock Subject to the Plan

4.1       Number of Shares.

(a)       Subject to adjustment as provided in Article XIV, the maximum aggregate number of Shares that may be issued pursuant to Awards granted under the Plan shall not exceed 1,250,000. Except as provided in Section 4.2, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

(b)       Subject to adjustment as provided in Article XIV, no more than an aggregate of 1,250,000 Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421 and 422 of the Code).

4.2       Lapsed Awards or Forfeited Shares. If any Award granted under the Plan terminates, expires, is cancelled or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to an Award are forfeited, any Stock subject to such Award or such forfeited Shares, as applicable, again shall be available for the grant of an Award under the Plan.

4.3       Use of Shares as Payment of Exercise Price or Taxes. Shares withheld by the Company, delivered by the Participant, or otherwise used to pay the Option Price pursuant to the exercise of an Option or the SAR Exercise Price pursuant to the exercise of a SAR shall not be available for future Awards under the Plan. Shares withheld by the Company, delivered by the Participant, or otherwise used to satisfy payment of withholding taxes associated with an Award shall not be available for future Awards under the Plan. To the extent Shares are delivered or withheld pursuant to the exercise of an Option or a SAR, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for future Awards under the Plan, as opposed to counting only those Shares issued upon exercise.

4.4       Annual Limit on Aggregate Cash Compensation and Awards to Non-Employee Directors. Except as otherwise provided in this Section 4.4, the aggregate value of cash compensation from the Company and the grant date fair value (computed in accordance with generally accepted accounting principles) of Awards granted under the Plan to any Non-Employee Director for his service as a Non-Employee Director during any fiscal year shall not, combined, exceed $200,000. For the avoidance of doubt, compensation shall be counted towards this limit for the fiscal year in which it is earned (and not when it is paid, if in cash, or vested or settled, if in equity). The independent members of the Board may make exceptions to this limit for an executive or non-executive Chair of the Board or in other extraordinary circumstances for individual Non-Employee Directors, provided that the Chair of the Board or the Non-Employee Director, as applicable, receiving such additional compensation may not participate in the decision to award such compensation.

4.5       No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE V
Eligibility

Persons eligible to participate in the Plan and receive Awards are (i) all employees of the Company and its Subsidiaries (including any entity that becomes a Subsidiary after the Effective Date) who, in the opinion of the Committee, are Key Employees and (ii) all Non-Employee Directors. The grant of an Award shall not obligate the Company to pay a Key Employee or Non-Employee Director any particular amount of remuneration, to continue the employment of a Key Employee or the service of the Non-Employee Director, or to make further grants to a Key Employee or Non-Employee Director at any time thereafter.

ARTICLE VI
Options

6.1               Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to such Key Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that only Non-Qualified Stock Options may be granted to Non-Employee Directors.

6.2       Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of the Option, and such other provisions as the Committee shall determine consistent with the Plan. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option or Non-Qualified Stock Option, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s Agreement, after the termination of the Participant’s employment or service. The Committee shall set forth in the Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or service. In the event an ISO is exercisable after (a) three (3) months from the Participant’s termination of employment for reasons other than Disability or death, or (b) one (1) year from the Participant’s termination of employment on account of Disability or death, then the Agreement shall specifically provide that the exercise beyond such periods shall be the exercise of a Non-Qualified Stock Option. The Committee may, in its discretion, amend a previously granted ISO to provide for more liberal exercise provisions, provided, however, that if the ISO as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Stock Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.

6.3       Option Price. The exercise price per share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the limitations described in this Section 6.3 and the Plan. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Award Date. In addition, an ISO granted to a Key Employee who, at the time of grant, is a 10% Shareholder, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock on the Award Date.

6.4       Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its Award Date. In addition, an ISO granted to a Key Employee who, at the time of grant, is a 10% Shareholder, shall not be exercisable later than the fifth (5th) anniversary date of its Award Date.

6.5       Exercisability.

(a)       Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

(b)       An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Award Date) of the Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Non-Qualified Stock Options to the extent permitted by law.

6.6       Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. To the extent approved by the Committee from time to time, the Option Price shall be payable to the Company in full either (a) in cash, including via certified check or wire transfer, (b) by delivery of Shares of Stock that the Participant has previously acquired and owned valued at Fair Market Value at the time of exercise, (c) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of Stock, the amount necessary to pay the Option Price and, if necessary, applicable withholding taxes, (d) by the Company withholding Shares otherwise issuable upon the exercise valued at Fair Market Value at the time of exercise, or (e) by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall, in the Committee’s discretion, either deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name, or deliver the appropriate number of Shares in book entry or electronic form.

6.7       Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable securities laws. The Committee may specify in an Agreement that Stock delivered on exercise of an Option is Restricted Stock pursuant to Article VIII or Stock subject to a buyback right by the Company in the event the Participant does not complete a specified service period after exercise, or is otherwise subject to further restrictions. The Committee shall legend the certificates representing such Shares to give appropriate notice of such restrictions or shall otherwise denote the Shares as being subject to such restrictions, if issued in book entry or electronic form.

6.8       Disqualifying Disposition of Shares Issued on Exercise of an ISO. If a Participant makes a “disposition” (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an ISO within two (2) years from the Award Date or within one (1) year from the date the Shares are transferred to the Participant, the Participant shall, within ten (10) days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.

6.9       Shareholder Rights. A Participant holding Options shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder until after the exercise of the Options and the issuance of the underlying Shares. In no event shall any Option granted under the Plan include any right to dividend equivalents with respect to such Option or the underlying Shares.

ARTICLE VII
Stock Appreciation Rights

7.1               Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, Stock Appreciation Rights may be granted to such Key Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee.

7.2               SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify its terms and conditions, the SAR Exercise Price (as hereinafter defined), the duration of the SAR, the number of Shares to which the SAR pertains, any conditions imposed upon the exercisability of the SAR, and such other provisions as the Committee shall determine consistent with the Plan. The per Share exercise price of a SAR (the “SAR Exercise Price”) shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of such Stock on the Award Date.

7.3               Exercise of SARs. SARs may be exercised with respect to all or part of the Shares upon whatever terms and conditions the Committee, in its discretion, imposes upon such SARs, subject to the limitations in this Article VII. A SAR shall be exercised by the delivery of a written notice to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee)

7.4               Other Conditions Applicable to SARs. In no event shall the term of any SAR granted under the Plan exceed ten (10) years from the Award Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the SAR Exercise Price.

7.5               Payment Upon Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company therefor (except for applicable tax withholding), an amount (the “SAR Value”) equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) the SAR Exercise Price.

Payment of the SAR Value to the Participant shall be made at the time of exercise in Shares, in cash or in a combination thereof as determined by the Committee. To the extent payment of the SAR Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date of exercise. The Committee may specify in a SAR Agreement that the Shares which are delivered upon payment of the SAR Value in connection with exercise of a SAR may be Restricted Stock pursuant to Article VIII and subject to such further restrictions and vesting as provided in the SAR Agreement. To the extent payment of the SAR Value is made, in whole or in part, in Shares, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected, in the Committee’s discretion, either in book entry or electronic form or by delivery of stock certificates.

7.6               Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares delivered to a Participant pursuant to the exercise of a SAR under the Plan as it may deem advisable, including, without limitation, restrictions under applicable securities laws. The Committee may specify in an Agreement that Stock delivered upon payment of the SAR Value in connection with exercise of a SAR is Restricted Stock pursuant to Article VIII or Stock subject to a buyback right by the Company in the event the Participant does not complete a specified service period after exercise, or is otherwise subject to further restrictions. The Committee shall legend the certificates representing such Shares to give appropriate notice of such restrictions or shall otherwise denote the Shares as being subject to such restrictions, if issued in book entry or electronic form.

7.7               Shareholder Rights. A Participant holding SARs shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder until after the exercise of the SARs and the issuance of the underlying Shares. In no event shall any SAR granted under the Plan include any right to dividend equivalents with respect to such SAR or the underlying Shares.

ARTICLE VIII
Restricted Stock

8.1               Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to such Key Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee. Unless otherwise provided in the applicable Agreement, Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. As determined by the Committee, Shares of Restricted Stock may be issued in book entry or electronic form or in certificated form. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock in certificated form shall be retained by the Company or held in escrow by an escrow agent selected, and subject to change from time to time, by the Committee until the termination of the Period of Restriction pertaining thereto.

8.2               Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions), any applicable Performance Goal(s) and Performance Period, and such other provisions as the Committee shall determine consistent with the Plan.

8.3               Restrictions on Transferability. Except as provided in this Article VIII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative, provided that the Committee may permit, its discretion, transfers of Shares of Restricted Stock during the lifetime of the Participant pursuant to a domestic relations order. Consideration may not be paid for the transfer of Shares of Restricted Stock.

8.4               Other Restrictions. The Committee may, in its discretion, impose or notify Participants of other restrictions as it may deem advisable, including, without limitation, restrictions under applicable securities laws, and shall legend the certificates representing Restricted Stock to give appropriate notice of such restrictions or shall otherwise denote the Restricted Stock as restricted, if issued in book entry or electronic form.

8.5               Certificate Legend or Book Entry Notation. In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book entry or electronic form are made subject, pursuant to Section 8.4, any certificates representing Restricted Stock shall bear, and any Award of Restricted Stock issued in book entry or electronic form shall be subject to, a legend referencing the restrictions on such Stock, substantially in the form of the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Partners Bancorp 2021 Incentive Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated <<date of grant>>. A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Secretary of Partners Bancorp.

8.6               Removal of Restrictions. Except as otherwise provided in the Plan, the Agreement, or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award granted under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goal(s) by the Committee. Once the Shares are released from the restrictions, delivery of the Shares shall be effected, in the Committee’s discretion, either in book entry or electronic form or by delivery of stock certificates, and the Participant shall be entitled to have the legend required by Section 8.5 removed from his stock certificate or similar notation removed from such Shares if issued in book entry or electronic form.

8.7               Voting Rights. Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.8               Dividends and Other Distributions. During the Period of Restriction, unless otherwise provided in the applicable Agreement and except with respect to Restricted Stock subject to one or more Performance Goals, recipients of Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares. Unless otherwise provided in the applicable Agreement, with respect to Restricted Stock subject to one or more Performance Goals, during the Period of Restriction, dividends on such shares may be accumulated but not paid to the recipient unless and until the applicable Performance Goal(s) have been met (subject to any delay in payment required by Section 409A of the Code, if applicable). If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE IX
Restricted Stock Units

9.1               Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to such Key Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee (with one Restricted Stock Unit representing the right to one Share). Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Restricted Stock Units that are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units that are not deferred compensation covered by Section 409A of the Code.

9.2               Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions), any applicable Performance Goal(s) and Performance Period, and such other provisions as the Committee shall determine consistent with the Plan.

9.3               Voting Rights; Dividends and Other Distributions. Participants holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units unless and until the underlying Shares are issued to the Participant. Participants holding Restricted Stock Units shall have no rights to dividend equivalents with respect to such Restricted Stock Units unless the Committee provides otherwise in the Agreement. The Committee may provide in the Agreement for dividend equivalents with respect to Restricted Stock Units, provided that any such dividend equivalents with respect to Restricted Stock Units may be accumulated but not paid unless and until the Period of Restriction applicable to the Restricted Stock Units has ended and any applicable Performance Goal(s) have been met (subject to any delay in payment required by Section 409A of the Code, if applicable).

9.4               Payment after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company therefor (except for applicable tax withholding), an amount (the “RSU Value”) equal to the product of multiplying (A) the number of Shares equal to the number of Restricted Stock Units with respect to which the restrictions lapse by (B) the Fair Market Value per Share on the date the restrictions lapse.

The Agreement may provide for payment of the RSU Value at the time of the lapse of restrictions or, in accordance with Section 409A of the Code, if applicable, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of the lapse of restrictions based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”).

Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in Shares, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement. To the extent payment of the RSU Value or adjusted RSU Value to the Participant is made in cash, such payment shall be based on the Fair Market Value on the date or dates the restrictions on the Award lapse in the case of an immediate payment after vesting, or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment. To the extent payment of the RSU Value or adjusted RSU Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date the restrictions therefor lapse in the case of an immediate payment or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment. The Committee may specify in a Restricted Stock Unit Agreement that the Shares which are delivered upon payment of the RSU Value or adjusted RSU Value may be Restricted Stock pursuant to Article VIII and subject to such further restrictions and vesting as provided in the Restricted Stock Unit Agreement. To the extent payment of the RSU Value or adjusted RSU Value is made, in whole or in part, in Shares, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected, in the Committee’s discretion, either in book entry or electronic form or by delivery of stock certificates.

9.5               Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares delivered to a Participant in settlement of a Restricted Stock Unit under the Plan as it may deem advisable, including, without limitation, restrictions under applicable securities laws. The Committee may specify in an Agreement that Stock delivered upon payment of the RSU Value or adjusted RSU Value in settlement of a Restricted Stock Unit is Restricted Stock pursuant to Article VIII or Stock subject to a buyback right by the Company in the event the Participant does not complete a specified service period after settlement, or is otherwise subject to further restrictions. The Committee shall legend the certificates representing such Shares to give appropriate notice of such restrictions or shall otherwise denote the Shares as being subject to such restrictions, if issued in book entry or electronic form.

ARTICLE X
Stock Awards

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant unrestricted Stock Awards under the Plan to such Key Employees and Non-Employee Directors and in such amount or amounts as it shall determine, provided, however, that no Non-Employee Director may be granted Stock Awards in any calendar year for more than 15,000 Shares. Participants receiving Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. Unless otherwise provided in the applicable Agreement, Stock Awards shall be fully vested and freely transferable as of the Award Date, subject to restrictions under applicable securities laws. Payment of a Stock Award shall be effected as soon as practicable after the Award Date either in book entry or electronic form or by delivery of stock certificates, as the Committee determines in its discretion.

ARTICLE XI
Performance Units

11.1             Grant of Performance Units. Subject to the terms and provisions of the Plan, Performance Units may be granted to such Key Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee. Participants receiving Performance Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Performance Units that are deferred compensation covered by Section 409A of the Code, as well as Performance Units that are not deferred compensation covered by Section 409A of the Code.

11.2             Performance Unit Agreement. Each Performance Unit is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the number of Performance Units granted, the Performance Goal(s) and Performance Period, and such other provisions as the Committee shall determine consistent with the Plan, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement. The Committee shall set the Performance Goal(s) in its discretion for each Participant who is granted a Performance Unit.

11.3             Voting Rights; Dividends and Other Distributions. Participants holding Performance Units shall have no right to vote the Shares represented by such Performance Units unless and until the underlying Shares are issued to the Participant. Participants holding Performance Units shall have no rights to dividend equivalents with respect to such Performance Units unless the Committee provides otherwise in the Agreement. The Committee may provide in the Agreement for payment of dividend equivalents with respect to each Performance Unit, provided that any such dividend equivalents may be accumulated but not paid unless and until the applicable Performance Goal(s) have been met (subject to any delay in payment required by Section 409A of the Code, if applicable).

11.4             Settlement of Performance Units. After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof without any payment to the Company therefor (except for applicable tax withholding) based on the degree to which the Performance Goal(s) and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement) have been satisfied. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit shall be made in Shares, in cash or a combination thereof as determined by the Committee. To the extent payment is made, in whole or in part, in Shares, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected, in the Committee’s discretion, either in book entry or electronic form or by delivery of stock certificates.

11.5             Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares delivered to a Participant in settlement of a Performance Unit under the Plan as it may deem advisable, including, without limitation, restrictions under applicable securities laws. The Committee may specify in an Agreement that Stock delivered in settlement of a Performance Unit is Restricted Stock pursuant to Article VIII or Stock subject to a buyback right by the Company in the event the Participant does not complete a specified service period after settlement, or is otherwise subject to further restrictions. The Committee shall legend the certificates representing such Shares to give appropriate notice of such restrictions or shall otherwise denote the Shares as being subject to such restrictions, if issued in book entry or electronic form.

ARTICLE XII
Termination of Employment or Service

12.1             Termination of Employment or Service. Unless otherwise provided in the Agreement pertaining to an Award, in the event that a Participant terminates his employment or service with the Company and its Subsidiaries for any reason, the unvested portion of such Award shall automatically be forfeited to the Company. Unless otherwise provided in the Agreement pertaining to an Award or as may be required by applicable law, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded. The Committee may provide in the Agreement pertaining to the Award for vesting of the Award in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, Disability, retirement, or in connection with a Change of Control with or without the further consent of the Committee. The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

12.2             Forfeiture Provisions. The Committee may impose such forfeiture provisions with respect to any Shares attributable to an Award under the Plan as it may deem advisable and it may provide in the Agreement pertaining to the Award.

ARTICLE XIII
Change of Control

In the event of a Change of Control of the Company, the Committee, as constituted before such Change of Control, in its discretion and without the consent of the Participant, may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take such actions as the Committee deems appropriate. These actions may include, but shall not be limited to, any one or more of the following actions: (a) provide for acceleration of the vesting, delivery and exercisability of, and the lapse of time-based and/or performance-based vesting restrictions with respect to, any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (b) provide for the purchase, settlement or cancellation of any such Award by the Company, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (c) provide for the replacement of any such Stock-settled Award with a cash-settled Award; (d) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change of Control and to retain the economic value of the Award; or (e) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change of Control. Where an Award is subject to or falls under an exemption from Section 409A of the Code, this Article XIII will be applied in a manner so as to comply with Section 409A of the Code or to maintain the exemption from Section 409A of the Code, as applicable.

ARTICLE XIV
Change in Capital Structure

14.1             Effect of Change in Capital Structure. In the event of a stock dividend, stock split, reverse stock split or combination of shares, spin-off, recapitalization, merger in which the Company is the surviving corporation, consolidation, reorganization, reclassification, exchange of shares or similar change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company) in which the number or class of Shares is changed, the number and kind of Shares or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the Option Price of Options and/or SAR Exercise Price of SARs, the annual limits on and the aggregate number and kind of Shares for which Awards thereafter may be made, and other relevant provisions shall be proportionately, equitably and appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares. Where an Award being adjusted is an ISO or is subject to or falls under an exemption from Section 409A of the Code, the adjustment of any Option and/or SAR shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) of the Code or Section 409A of the Code, as applicable.

14.2             Authority. Notwithstanding any provision of the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

14.3             Manner of Adjustment. Adjustments made by the Committee pursuant to this Article XIV to outstanding Awards shall be made as appropriate to maintain favorable tax and/or accounting treatment.

ARTICLE XV
Amendment, Modification, and Substitution of Awards

15.1             Amendment, Modification and Substitution. Subject to the terms and provisions and within the limitations of the Plan, the Committee may amend or modify the terms of any outstanding Award or accelerate the vesting thereof. In addition, the Committee may cancel or accept the surrender of outstanding Awards (to the extent not yet exercised or settled) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the cancelled or surrendered Awards or awards, and otherwise the new Awards may be of a different type than the cancelled or surrendered Awards or awards, may specify a longer term than the cancelled or surrendered Awards or awards, may provide for more rapid vesting and exercisability than the cancelled or surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. The Committee shall continue to have the authority to amend or modify the terms of any outstanding Award after May 18, 2031, provided that no amendment or modification will extend the original term of the Award beyond that set forth in the applicable Award Agreement. Notwithstanding the foregoing, however, but subject to Article XIII and Article XIV, no amendment or modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant. Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend, modify, or substitute an Award in a manner that violates Section 409A of the Code, or causes an Award that previously qualified for an exemption from Section 409A of the Code to become subject to Section 409A of the Code, and the Committee shall not amend, modify, or substitute an Award that satisfies the requirements of Rule 16b-3 in a manner that causes any exemption pursuant to Rule 16b-3 to become no longer available.

15.2             Option and SAR Repricing. Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option or the SAR Exercise Price of any outstanding SAR, or to cancel an outstanding Option or SAR, at a time when the Option Price or SAR Exercise Price, as applicable, is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, except in connection with a corporate transaction involving the Company in accordance with Article XIII or Article XIV.

ARTICLE XVI
Amendment, Modification and Termination of the Plan

16.1             Amendment, Modification and Termination. At any time and from time to time, the Board may amend, modify or terminate the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or quotation system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

16.2             Awards Previously Granted. No amendment, modification or termination of the Plan other than pursuant to Section 3.3, Article XIII or Article XIV or Section 17.6 shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XVII
General

17.1             Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all applicable federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, issuance, settlement or payment made under or as a result of the Plan. The Company shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, provided that the Committee may permit a Participant to elect to have an additional amount (up to the maximum allowed by law) withheld. Until the applicable withholding taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant and no issuance in book entry or electronic form (or, in the case of Restricted Stock, no issuance in book entry or electronic form free of a restrictive legend or notation) shall be made for the Participant. As an alternative to making a cash payment to the Company to satisfy applicable withholding tax obligations, the Committee may permit Participants to elect or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld, or by delivering to the Company Shares of Stock that the Participant has previously acquired and owned having a Fair Market Value equal to the amount required to be withheld. The value of any Shares so withheld or delivered shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable.

17.2             Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

17.3             Requirements of Law. The granting of Awards, the issuance of Shares of Stock and all obligations of the Company under the Plan shall be subject to all applicable laws, rules, and regulations (including, without limitation, the requirements of the Securities Act), and to such approvals by any governmental agencies or self regulatory organizations as may be required.

17.4             Effect of Plan. The establishment of the Plan shall not confer upon any Key Employee or Non-Employee Director any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Key Employee or Non-Employee Director, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee or Non-Employee Director. Participation in the Plan shall not give any Key Employee or Non-Employee Director any right to be engaged or retained in the employment or service of the Company or any of its Subsidiaries. Except as otherwise expressly provided in the Plan or in an Agreement, no Key Employee or Non-Employee Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to him pursuant to the Plan.

17.5             Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

17.6             Governing Law. The Plan, and all Agreements hereunder, shall be deemed to be governed, construed and administered in accordance with the laws of the State of Maryland applicable to contracts made and to be performed solely in the State of Maryland. Any dispute under the Plan, or under any Agreement hereunder, shall be adjudicated solely and exclusively in the courts of the State of Maryland located in Wicomico County, Maryland, and the Federal Court for the District in which such state court is located, and no other Court shall have jurisdiction of the Plan, any Agreement issued under the Plan, any Award issued under the Plan, or any dispute hereunder. It is the intention of the Company that ISOs granted under the Plan qualify as such under Section 422 of the Code. If any provision of the Plan or an Award conflicts with any provision of the Code, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

17.7             Securities Law Restrictions.  The Committee may require each Participant purchasing or acquiring Shares pursuant to an Option or other Award to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and not with a view to the distribution thereof and that he will make no transfer of the same except in compliance with any rules and regulations in effect at the time of transfer under the Securities Act or any other applicable securities law.  All Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under applicable rules, regulations, and other requirements of the Securities and Exchange Commission, any national securities exchange or system on which the Stock is then listed or reported, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions or otherwise denote the Shares as being subject to such restrictions, if issued in book entry or electronic form. No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

17.8             Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.9             Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

17.10           Share Certificates and Book Entry. To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent permitted by applicable law and the applicable rules of any national securities exchange or system on which the Stock is then listed or reported. Notwithstanding any provision of the Plan to the contrary, in its discretion the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in book entry or electronic form. If the Company issues any Shares in book entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer. In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 8.5.

17.11           Transferability. Unless the Agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided in this section, no Award granted under the Plan, nor any interest in such Award or right to receive payment in connection therewith, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred or alienated in any manner, other than upon the death of the Participant in accordance with Section 17.12, prior to the vesting or lapse of any and all restrictions applicable to an Award or any Shares issued under an Award. The Committee may in its discretion grant an Award (other than an ISO) or amend an outstanding Award (other than an ISO) to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined under Exchange Act Rule 16a-l(e), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family or pursuant to a domestic relations order, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee in its discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms. Any such transfer or assignment supersedes any Beneficiary designation made under Section 17.12 with respect to the transferred Award. No transfer of an Award or of any right or interest in an Award may be made for consideration.

17.12           Beneficiary Designations. A Participant may designate a Beneficiary to receive any Options or SARs that may be exercised after his death or to receive any other Award that may be paid after his death, as provided for in the Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution. If the Participant and his Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary.

17.13           Electronic Transmissions and Records. Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through e-mail or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.

17.14           Banking Regulatory Provision. All Awards under the Plan are subject to a direction by the Company’s primary federal banking regulator which requires Participants to exercise or forfeit the stock rights contained in their Awards if the Company’s capital falls below the minimum requirements, as determined by the Company’s state or primary federal banking regulator. In addition, all Awards shall be subject to any other conditions, limitations and prohibitions under any other financial institution regulatory policy or rule to which the Company is subject.

17.15           Clawback. All Awards granted under the Plan (whether vested or unvested) shall be subject to such recovery or clawback as may be required pursuant to the terms of any repayment, clawback or similar policy of the Company as such may be in effect from time to time or any applicable federal or other law or regulation or any applicable listing standard of any national securities exchange or system on which the Stock is then listed or reported, which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares acquired upon payment of the Awards).

ARTICLE XVIII
Omnibus Code Section 409A Provision

18.1             Intent of Awards. It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee.  Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee.  The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent.  To the extent required for an Award to comply with Section 409A of the Code or for an Option to be an exempt stock right under Section 409A, a defined term in the Plan shall be applied and interpreted (and to the extent required, deemed narrowed) to comply with the requirements under, or exemption from, Section 409A of the Code and applicable guidance thereunder. Notwithstanding any provision of the Plan to the contrary, the Committee may amend any outstanding Award without the Participant’s consent if, as determined by the Committee, in its discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code.  Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to the Participant or any other person or entity if an Award that is subject to Section 409A of the Code or the Participant or any other person or entity is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code.  Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

18.2             409A Awards. The Committee may grant an Award under the Plan that is subject to Section 409A of the Code and is intended to comply with Section 409A of the Code (a “409A Award”).  The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.

18.3             Time of Payment. The time and form of payment of a 409A Award, including application of a six-month delay for specified employees in certain circumstances, shall be as set forth in the applicable Agreement.  A 409A Award may only be paid in connection with a separation from service, a fixed time, death, Disability, a Change of Control or an unforeseeable emergency within the meaning of Section 409A of the Code.  The time of distribution of the 409A Award must be fixed by reference to the specified payment event.  Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half (2½) months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code.  For purposes of Section 409A of the Code, each installment payment will be treated as the entitlement to a single payment.

18.4             Acceleration or Deferral. The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Section 409A of the Code.

18.5             Distribution Requirements. Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Section 409A of the Code.  A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period.  Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.

18.6             Scope and Application of this Provision. For purposes of this Article XVIII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A of the Code means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares or other property or to be liable for payment of interest or a tax penalty under Section 409A of the Code.